UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 12, 2024

YIELD10 BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33133	04-3158289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 Presidential Way, Woburn, Massachusetts		01801
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 583-1700
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On June 12, 2024, Yield10 Bioscience, Inc. (the “Company”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference, with the Secretary of State of the State of Delaware. The Certificate of Amendment, effective as of June 12, 2024, increases the total number of shares of common stock which the Company shall have authority to issue from 60 million shares to 150 million shares.
As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on June 10, 2024, our stockholders approved an amendment to our Amended and Restated Certificate of Incorporation to increase the total number of shares of common stock issuable by the Company from 60 million to 150 million shares.
The summary of the Certificate of Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is attached as Exhibit 3.1 of this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Ma
No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, of Yield10 Bioscience, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YIELD10 BIOSCIENCE, INC.

June 12, 2024	By:	/s/ Oliver P. Peoples
Oliver P. Peoples
President & Chief Executive Officer